                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                   Commercial National Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TUESDAY, APRIL 24, 2001

================================================================================


         The annual meeting of shareholders of Commercial National Financial Corporation will be held at the Ithaca Community Center, 120 North Maple Street, Ithaca, Michigan 48847, on Tuesday, April 24, 2001, at 7:00 p.m. to consider and vote upon:

1.       Election of Directors.

2. Approval of the 2001 Stock Option and Incentive Plan for Commercial National Financial Corporation.

3.       To transact any other business that may come before the meeting.

         Shareholders of record at the close of business on March 9, 2001 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.



                                         By Order of the Board of Directors,




                                         Jeffrey S. Barker
                                         President and Chief Executive Officer


March 23, 2001

================================================================================


             It is important that your shares be represented at the
               meeting. Even if you expect to attend the meeting,
                   PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.

                                 PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS OF
                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                  P.O. Box 280
                           101 North Pine River Street
                             Ithaca, Michigan 48847


         This proxy statement is being furnished to holders of common stock, with no par value ("Common Stock"), of Commercial National Financial Corporation (the "Corporation") in connection with the solicitation of proxies by the Corporation's board of directors for use at the annual meeting of shareholders to be held on April 24, 2001, and at any adjournment of that meeting. The annual meeting will be held at the Ithaca Community Center, 120 North Maple Street, Ithaca, Michigan 48847, at 7:00 p.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 23, 2001.

         If a proxy in the form distributed by the Corporation is properly executed and returned to the Corporation, the shares represented by that proxy will be voted at the annual meeting of shareholders and at any adjournment of that meeting. Where a shareholder specified a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees to the board of directors and for approval of the 2001 Stock Option and Incentive Plan. Management does not know of any other matters to be presented at the annual meeting. If other matters are presented, all proxies will be voted in accordance with the judgment of the persons named as proxies, who will consider management's recommendations.

         A proxy may be revoked at any time prior to the closing of the polls by written notice delivered to the President of the Corporation, by a subsequent dated proxy, or by voting the shares represented by the proxy at the annual meeting.

         Solicitation of proxies will be made initially by mail. Officers, directors and employees of the Corporation and its wholly owned subsidiary, Commercial Bank (the "Bank"), may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries, who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Bank.

                              ELECTION OF DIRECTORS


         The board of directors of the Corporation has nominated the following 10 persons for election to the board of directors at the annual meeting:

         Richard F. Abbott         Patrick G. Duffy         Howard D. Poindexter
         Jefferson P. Arnold       David A. Ferguson        Scott E. Sheldon
         Jeffrey S. Barker         Kenneth R. Luneack
         Don J. Dewey              Kim C. Newson

         Directors are to be elected at the annual meeting of shareholders to serve until the next following annual meeting of shareholders. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Corporation board of directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

         A vote of shareholders holding a plurality of shares is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted, and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                APPROVAL OF 2001 STOCK OPTION AND INCENTIVE PLAN

DESCRIPTION OF 2001 STOCK OPTION AND INCENTIVE PLAN

         Subject to approval by the Corporation's shareholders, the Board of Directors of the Corporation has adopted the Commercial National Financial Corporation 2001 Stock Option and Incentive Plan (the "2001 Plan").

         In April 1991, the Corporation's shareholders adopted the Commercial National Financial Corporation 1991 Stock Option Plan (the "1991 Plan"), which has served as the Corporation's principal equity-based incentive compensation program since that time. The 1991 Plan by its terms expires on April 22, 2001. To date, the Corporation has issued 311,952 shares of Common Stock under the 1991 Plan (upon the exercise of options granted thereunder) and has outstanding options for an additional 131,336 shares of Common Stock (the Corporation has never granted stock appreciation rights (SARs) or tax benefit rights under the 1991 Plan).

         The 2001 Plan is intended to provide the Corporation with a successor to the 1991 Plan that will permit the Corporation to continue to provide certain of its directors, officers and key employees with an incentive to maintain and enhance the long-term performance and profitability of the Corporation and to closely align their interests with the long-term interests of the Corporation's shareholders. In most respects, the terms of the two plans are identical.

         The 2001 Plan would permit stock options, SARs and tax benefit rights to be issued with respect to an aggregate of 250,000 shares of the Common Stock (subject to adjustment for stock dividends, stock splits, etc.). Options, SARs and tax benefit rights may be issued to directors, officers and other persons identified as key employees of the Corporation and the Bank. Certain options that may be granted to employees under the 2001 Plan may qualify as incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options may also be granted that do not qualify for incentive stock option treatment ("NQSOs").

         Under the 2001 Plan, the Corporation may grant SARs related to an option, unrelated SARs and tax benefit rights with respect to specific stock options to eligible participants. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Corporation, to receive cash, shares of Common Stock or any combination thereof, as determined by the Committee, in an amount equal to the excess of the fair market value of one share of Common Stock on the exercise date over the fair market value of one share of Common Stock on the grant date of (i) the related option (in the case of an SAR granted in conjunction with an option), or (ii) the SAR (in the case of an unrelated SAR), multiplied by the number of shares in respect of which the SAR is exercised. A tax benefit right provides the participant a cash payment upon exercise of an option. The payment will not exceed the amount determined by multiplying the participant's income realized upon exercise of an option by the maximum federal income tax rate for corporations. The participant may use the cash realized from a tax benefit right to pay a portion of the option price unless the Committee provides otherwise.

         The 2001 Plan would be administered by the Human Resource Committee (the "Committee"), which currently consists of five members of the board of directors who are not also employees. The Committee would recommend for Board approval the persons to be granted options, SARs and tax benefit rights; the amount of options or rights to be granted to each such participant; the time at which options would be granted; the terms of each option and right; and the duration of each option and any exercise limitations. The Committee shall also make all other determinations necessary or advisable for administration of the 2001 Plan.

         No participant may be granted ISOs that would result in the aggregate fair market value of the stock (determined at the time of the grant) with respect to which the participant's ISOs are exercisable for the first time during any calendar year exceeding $100,000. There is no specified maximum for NQSOs. The Committee may amend options or rights consistent with the Plan as in effect from time to time.

         The per share option price for shares under the 2001 Plan would be the market value of the Common Stock at the time the option is granted; except that, in the case of an ISO granted to an individual who, at the time such ISO is granted, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Shareholder"), the option price may not be less than 110% of such market value. There is no established market for the Common Stock. Accordingly, market value is the mean between the bid and asked prices obtained from an independent broker for the date of grant, or for the next prior business day for which such information was available. If such information is not available, or if the Committee determines that such information is for any reason not a reliable determination of the market value of the Common Stock, the Board, based on a recommendation of the Committee, would determine the market value of the Common Stock as of the date of grant. As of March 9, 2001, the market value of Common Stock so determined was $9.19 per share.

         When exercising all or a portion of the option, a participant may, with the Committee's consent, pay for stock with cash, shares of Common Stock, or other consideration equivalent to cash. If shares are used to pay the option price and the Committee consents, the participant may use the value of shares received upon exercise for further exercises in a single transaction, which would permit a participant to fully exercise an option with a comparatively small initial cash or stock payment. Unless the board of directors suspends or restricts its powers, the Committee may permit payment of all or a portion of the option price through promissory notes or other installment payments, with or without interest or security. If appropriate arrangements are made by the Corporation with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to the broker together with irrevocable instructions to the broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

         No option or right shall be exercisable after 10 years from the date granted. In addition, in the case of an ISO granted to a 10% Shareholder, the exercise period for the ISO may not exceed five years from the date of grant. Options and rights would generally terminate in the event of retirement, death or any other termination of employment. Options and rights granted to participants under the 2001 Plan may not be transferred except by will or by the laws of descent and distribution.

         The board of directors could terminate or amend the 2001 Plan at any time. Unless the participant were to consent, no amendment or termination would impair any outstanding option or right, except according to the terms of the option or right. Unless previously terminated by the board of directors, the 2001 Plan would terminate by its terms on April 24, 2011.

FEDERAL INCOME TAX INFORMATION

         ISOs granted under the 2001 Plan may be afforded favorable federal income tax treatment under the Code. If an option is treated as an ISO, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. In general, if the optionee disposes of the shares prior to the expiration of the above holding periods, the optionee will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale or exchange of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. Under the Code, the fair market value of the total number of shares of Common Stock (determined on the date of grant of such option) covered by ISOs held by an optionee first becoming exercisable in any one calendar year may not exceed $100,000. To the extent this limit is exceeded, such options will not qualify as ISOs and will be taxed as NQSOs.

         All other options granted under the 2001 Plan will be NQSOs. Although an optionee will not recognize any taxable income at the time he or she is granted a NQSO, the optionee will recognize ordinary income for federal income tax purposes upon exercise of the NQSO in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon an optionee's resale of his or her shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         A recipient of a SAR under the 2001 Plan will not recognize any taxable income under the Code at the time the SAR is granted, but will realize ordinary income at the time he or she receives any payment upon exercise of the SAR. A recipient of a tax benefit right under the 2001 Plan will be taxed at ordinary income tax rates in an amount equal to the amount of the tax benefit right.

         The ordinary income recognized by (i) an optionee upon the exercise of a NQSO, (ii) a recipient of an SAR upon its exercise, or (iii) a recipient of a tax benefit right, will be treated as wages for tax purposes and will be subject to tax withholding by the Corporation out of the current compensation paid to such person. If such current compensation is insufficient to pay the withholding tax, such person will be required to make direct payment to the Corporation for the tax liability. A person may satisfy any required withholding, with the consent of the Committee, in whole or in part, by surrendering to the Corporation shares of Common Stock held by such person or by having the Committee withhold shares. For such purpose, the shares will be valued at their fair market value at the time the amount of tax to be withheld is to be determined.

         The Corporation will generally be entitled to a tax deduction in the amount and at the time that the recipient of an ISO, NQSO, SAR or tax benefit right recognizes any related ordinary income.

         Individual tax implications attendant to participants in the 2001 Plan are the sole responsibility of the individual participant. The brief discussion of federal tax consequences provided above is not exhaustive. Please note that the law may change and special rules are provided with respect to situations not specifically discussed above.

PLAN BENEFITS

         The Corporation cannot now determine the exact number of options to be granted in the future under the 2001 Plan to the officers named under "COMPENSATION OF EXECUTIVE OFFICERS-SUMMARY COMPENSATION TABLE" below, to all current officers as a group, to other key employees, or to Corporation directors. See "COMPENSATION OF EXECUTIVE OFFICERS-OPTIONS GRANTED IN LAST FISCAL YEAR" below for the number of stock options granted to the officers named in the SUMMARY COMPENSATION TABLE in the year ended December 31, 2000 pursuant to the 1991 Plan. During the year ended December 31, 2000, options to purchase 30,303 shares of Common Stock were granted under the 1991 Plan to all current officers as a group and options to purchase 41,240 shares of Common Stock were granted to all participants (including officers).

         The 2001 Plan could benefit existing shareholders by encouraging long-term service by employees and rewarding participants for increases in the price of the Common Stock. Issuance of options and shares under the 2001 Plan could to some small extent dilute the voting rights, equity and earnings per share of existing shareholders.

         The approval of the 2001 Plan requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of the Common Stock present, in person or by proxy, and entitled to vote at the annual meeting. For the purpose of counting votes on this proposal, abstentions have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of this proposal.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE "FOR" THE PROPOSAL TO APPROVE THE CORPORATION'S 2001 PLAN.

VOTING SECURITIES

         Holders of record of Common Stock, at the close of business on March 9, 2001, will be entitled to vote at the annual meeting of shareholders on April 24, 2001, and any adjournment of that meeting. As of March 9, 2001, there were 3,340,561 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote upon each matter to be voted upon at the meeting.

         The following table shows certain information concerning the number of shares of Common Stock held as of March 9, 2001, by shareholders known to management to have been the beneficial owner of more than 5% of the outstanding shares as of that date:

                                   Amount and Nature of Beneficial Ownership (1)
                                   ---------------------------------------------

                                   Sole Voting or      Shared Voting
      Name and Address of            Investment        or Investment      Total Beneficial     Percent
        Beneficial Owner                Power             Power(2)            Ownership        of Class
-------------------------------- ------------------- ------------------ --------------------- ----------
Kenneth R. Luneack                    223,553              8,261              231,814         6.94%
9333 N. Union Road
St. Louis, Michigan 48880

         The following table sets forth information concerning the number of shares of Common Stock held as of March 9, 2001, by each of the Corporation's directors and nominees, the named executive officers of the Corporation, and by all directors and executive officers of the Corporation as a group:

                                Amount and Nature of Beneficial Ownership (1)
                                ---------------------------------------------

                                      Sole Voting
                                          and        Shared Voting                      Total
                                      Investment     or Investment       Stock        Beneficial    Percent
                                         Power         Power(2)        Options(3)     Ownership     of Class
------------------------------------ -------------- ---------------- -------------- --------------- ----------
Richard F. Abbott                               --           90,663            922          91,585      2.74%
Jefferson P. Arnold                         35,381           52,014            935          88,330      2.64%
Jeffrey S. Barker(4)                        12,134            5,545         26,282          43,961      1.32%
Don J. Dewey                                 4,178           11,673          1,715          17,566       .53%
Patrick G. Duffy(4)                          1,032            3,221          6,177          10,430       .31%
David F. Ferguson                           23,917           34,375          1,747          60,039      1.80%
Kenneth R. Luneack                         221,868            8,261          1,685         231,814      6.94%
Kim C. Newson                               10,097            8,827          1,798          20,722       .62%
Howard D. Poindexter                        59,587           54,352            947         114,886      3.44%
Andrew P. Shafley(4)                        12,343                -          3,003          15,346       .46%
Scott E. Sheldon                            75,476            8,265          3,095          86,836      2.60%
------------------------------------ -------------- ---------------- -------------- --------------- ----------
All Directors and Executive
Officers as a Group                        456,013          277,196         48,306         781,515     23.40%
==================================== ============== ================ ============== =============== ==========

(1) The number of shares stated is based on information furnished by the officers and directors and includes shares personally owned of record by each person and shares which under applicable regulations are deemed to be otherwise beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person is also considered to be the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within sixty days.

(2) These numbers include shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right, and shares held by a family member over whom the indicated person may have substantial influence by reason of relationship.

(3) These numbers include vested stock options, granted under the Corporation's 1991 Stock Option Plan, which entitle the holder to acquire beneficial ownership of such shares within sixty days.

(4) These numbers include shares that are allocated to the member's individual account under the Commercial Bank Employee Savings and Stock Ownership Plan.

DIRECTORS AND EXECUTIVE OFFICERS

          Biographical information concerning executive officers and directors who are nominated for election to the board of directors at the annual meeting is presented below. Except as otherwise indicated, all directors and executive officers have had the same principal employment for over 5 years and have held their positions with the Corporation since January 1999. All nominees were last elected to the Corporation's board of directors at the last annual meeting of shareholders that was held on April 25, 2000.

         Richard F. Abbott (age 66) has been a director of the Corporation and the Bank since 1989. He had been interim president and chief executive officer of the Bank from September 15, 1993, until March 16, 1994, and of the Corporation from September 15, 1993 until May 18, 1994. From May, 1990 to September 15, 1993, and from March 16, 1994 until December 31, 1996, Mr. Abbott served as executive vice president of the Bank and of the Corporation.

         Jefferson P. Arnold (age 61) has been a director of the Corporation since May 18, 1994. Mr. Arnold is an attorney at law and has practiced law with the Arnold Law Offices for over 30 years.

         Jeffrey S. Barker (age 52) is president and chief executive officer of the Corporation and the Bank. He has been a director of the Corporation and the Bank since November 12, 1997. He has been president and chief executive officer of the Bank and the Corporation since November 12, 1997. Prior to becoming the president of the Corporation, he was senior vice president-lending of the Bank from July, 1995 to November, 1997. From May 1990 to July 1995 he served as vice president-lending of the Bank.

         Don J. Dewey (age 63) has been a director of the Corporation since 1988 and a director of the Bank since 1987. He is a funeral director and the owner and president of Dewey Funeral Homes, Inc.

         Patrick G. Duffy (age 37) is executive vice president and chief financial officer of the Corporation and the Bank. He was named executive vice president and appointed to the board of directors of the Corporation and the Bank on May 19, 1999. He has been vice president and chief financial officer of the Bank and the Corporation since February 19, 1997. Prior to joining the Corporation, he served as assistant controller and compliance officer for Shoreline Financial Corporation from January 1996 through February 1997.

         David A. Ferguson (age 51) has been a director of the Corporation since 1988 and a director of the Bank since 1985. He is a member of Chodoka LLC. He previously served as vice president of Ashcraft's Market, Inc., a regional retail grocery store chain.

         Kenneth R. Luneack (age 69) has been a director of the Corporation and of the Bank since May, 1991. He is owner and operator of Ken Luneack Construction, Inc., a building materials manufacturer.

         Kim C. Newson (age 50) has been director of the Corporation since 1988 and a director of the Bank since 1987. He is president of Alma Hardware Company and general manager of Alma True Value Hardware, both of which are in the retail hardware business.

         Howard D. Poindexter (age 65) has been chairman of the board of the Corporation since February of 1993. He has been a director of the Corporation since 1988 and a director of the Bank since 1973. He is manager of Poindexter Farms, an independent farming business. From 1954 until his retirement in 1992, he was a soil conservationist for the U.S. Department of Agriculture.

         Scott E. Sheldon (age 43) has served as chairman of the board of the Bank since July of 1997. He has been a director of the Corporation since 1988 and a director of the Bank since 1985. He is the owner of Kernen-Sheldon Agency, and Shepherd Insurance Agency, which are insurance agencies.

         Jeffrey S. Barker and Patrick G. Duffy serve as the executive officers of the Corporation. Biographical information for Mr. Barker and Mr. Duffy is presented above. Mr. Shafley serves as an executive officer of the Bank. Biographical information for Mr. Shafley is presented below.

         Andrew P. Shafley (age 35) has served as the senior vice president and senior loan officer of Commercial Bank since May 19, 1999. Prior to that he served as vice president senior loan officer from May of 1998 until May of 1999. He previously served as vice president commercial loan officer from January of 1996 until May of 1999.

         The Corporation's executive officers serve in their capacity without receiving specific compensation for their services from the Corporation. The Corporation's executive officers continue to serve as executive officers of the Bank. All officers serve at the pleasure of the boards of directors of the Corporation and the Bank.

         The Corporation's board has two standing committees, the human resources committee and the audit committee. The human resources committee includes Messrs. Ferguson, Arnold, Luneack, Poindexter and Sheldon. The human resources committee makes compensation recommendations. The human resources committee met 4 times in 2000. The human resources committee administers the 1991 Stock Option Plan.

         The audit committee recommends to the board the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiary, makes such additional examinations as the committee deems advisable, reviews reports of examination of the Corporation and its subsidiary received from regulatory authorities, reports to the board at least once each calendar year on the results of examinations made and offers such conclusions and recommendations as the committee deems appropriate. During 2000, the audit committee was comprised of Messrs. Dewey, Newson, Poindexter, Sheldon and Abbott. Each of these members meets the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee met 4 times during 2000. The Board of Directors and the audit committee have adopted an Audit Committee Charter which is attached to this proxy statement as Appendix A.

         The Corporation's entire board of directors performs the functions of nominating and compensation committees.

         The Corporation's board of directors will consider the nomination of candidates for election as directors of the Corporation at any meeting of shareholders called for the purpose of electing directors submitted by any shareholder entitled to vote at that meeting. Any shareholder desiring to nominate a candidate for director must deliver a notice to the Secretary of the Corporation, not less than 14 nor more than 50 days prior to the meeting, setting forth: the name, age, business address and residence address of the nominee; the principal occupation or employment of the nominee; the number of shares of Common Stock beneficially owned by the nominee; the total number of shares of Common Stock that will be voted for each nominee; the name, business address and residence address of the nominating shareholder; the number of shares of Common Stock owned by the nominating shareholder; a statement that the nominee is willing to be nominated; and such other information regarding the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

         The board of directors of the Corporation held 13 meetings during 2000. All incumbent directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served while they served in such capacities.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows certain information concerning the compensation of the named executive officers of the Corporation and the Bank for the three years ended December 31, 2000. For the same period, the annual salary and bonus of no other executive officer of the Corporation or Bank exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                      Compensation Awards
                                                                                     Securities Underlying
                                     Annual Compensation (1)                    Options              All Other
                               Year         Salary           Bonus          (No. Shares) (2)      Compensation (3)
-------------------------------------------------------------------------------------------------------------------
Jeffrey S. Barker               2000     $  122,875       $  60,000             10,194           $   11,332
President and                   1999        117,015          57,000             10,559               10,692
   Chief Executive Officer      1998        106,565          55,043             10,461                8,505
   of the Corporation and
   Bank

Patrick G. Duffy( 4)            2000     $   90,170      $   39,000              9,452           $    7,891
Executive Vice President        1999         80,496          32,500              6,615                7,163
   and Chief Financial
   Officer of the Corporation
   and Bank

Andrew P. Shafley (5)           2000     $   75,526       $  38,000              7,350           $    7,319
Senior Vice President
    and Senior Loan Officer
    of the Bank

(1) Includes compensation deferred under the Commercial Bank Employee Savings and Stock Ownership Plan and directors' fees.

(2) Shares have been adjusted for the 5% stock dividend paid in November of 2000.

(3) All other compensation for Mr. Barker, Mr. Duffy and Mr. Shafley includes the following:

                                Matching and Base Contributions
                          Under the Commercial Bank Employee Savings        Life, Short-term and Long-term
                                    Stock Ownership Plan               Disability Premium Paid by the Corporation
-----------------------------------------------------------------------------------------------------------------
     Mr. Barker   2000                     $10,200                               $      1,132
                  1999                       9,600                                      1,092
                  1998                       7,252                                      1,253

     Mr. Duffy    2000                       6,965                                        926
                  1999                       6,290                                        873

     Mr. Shafley  2000                       6,420                                        899


(4)  Not a named executive officer prior to 1999.

(5)  Compensation did not exceed $100,000 prior to 2000.

         It is the Corporation's practice to award stock options annually to key policy making members of management. Stock options have been an important component of the Corporation's executive compensation program for several years. Stock options are believed to help align the interests of senior management with the interests of shareholders by promoting stock ownership by senior executive officers and by rewarding them for appreciation in the price of the Corporation's Common Stock. Stock options which were granted, exercised, or outstanding during 2000 were granted under the 1991 Stock Option Plan. The Corporation's shareholders have approved the 1991 Stock Option Plan.

         The Corporation's 1991 Stock Option Plan provides that stock options, stock appreciation rights, and tax benefit rights may be issued to directors, officers, and key employees. Stock options entitle a participant to buy shares of Common Stock of the Corporation during a specified time period at a specified price. Subject to restrictions imposed by the Plan, the human resource committee in its discretion determines who will be granted options, how many shares will be subject to options, and the form of consideration that may be paid upon exercise of an option. As of December 31, 2000, a maximum of 131,336 authorized shares are subject to the exercise of options under the plan. As of December 31, 2000, no stock appreciation rights had been granted under the plan. The 1991 Stock Option Plan will terminate by its terms on April 22, 2001.

         The following tables set forth information concerning stock options granted to and exercised or retained by the named executive officers of the Corporation and Bank during 2000. In 2000, the Corporation granted options under the 1991 Stock Option Plan. As indicated in the following table, some options awarded in 2000 are exercisable for two years while the remaining options are exercisable for five years.

                     OPTIONS GRANTED IN LAST FISCAL YEAR (1)

                     No. of        Percent of
                   Securities     Total Options                               Potential Realizable Value at Assumed
                   Underlying      Granted to                                      Annual Rates of Stock Price
                    Options       Employees in     Exercise     Expiration         Appreciation for Option Term
                    Granted        Fiscal Year   Price ($/Shr)     Date            0%          5%           10%
-------------------------------------------------------------------------------------------------------------------
Jeffrey S. Barker     9,450           22.91%       $ 12.62       6/01/2007      $    0    $  48,550     $113,143
                        744            1.80%       $ 12.62       6/01/2002           0          962     $  1,972

Patrick G. Duffy      8,925           21.64%       $ 12.62       6/01/2007      $    0    $  45,853     $106,857
                        527            1.28%       $ 12.62       6/01/2002      $    0    $     682     $  1,397

Andrew P. Shafley     7,350           17.82%       $ 12.62       6/01/2007      $    0    $  37,761     $ 88,000

(1) The per share exercise price of each option is equal to the market value of the Common Stock on the date each option was granted. The option information has been adjusted to reflect the 5% stock dividend paid in November of 2000. All outstanding options were granted for a term of ten or fewer years. Options terminate subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. In the event of a change in control of the Corporation, a participant may exercise tax benefit rights granted in tandem with the options. Such tax benefit rights would entitle an optionee to cash payments at the time of exercise to partially reimburse the optionee for tax liability.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

                                                                                         Value of Unexercised
                      Number of                          Number of Unexercised          In-the-Money Options at
                   Shares Acquired                       Options at Year End                   Year End
                      On Exercise    Value Realized   Exercisable    Unexercisable    Exercisable  Unexercisable
-----------------------------------------------------------------------------------------------------------------
Jeffrey S. Barker          0                0             26,282          23,639      $   72,697     $      0
Patrick G. Duffy           0                0              7,701           6,171      $   24,351     $      0
Andrew P. Shafley        1,680            8,576            3,003          13,715      $    1,440     $      0

CHANGE OF CONTROL ARRANGEMENT

         The Bank has entered into a Change of Control Arrangement with Jeffrey
S. Barker, Patrick G. Duffy, Andrew P. Shafley and certain other officers providing that if certain "employment changes" occur within 24 months after a "change of control" of the Corporation, then they shall receive a lump sum severance payment equal to 1 1/2 times their yearly salary and bonus.

         The Arrangement generally defines employment changes as follows: termination of employment for reasons other than good cause; a significant change in the nature or scope of their authority or in the overall working environment; their assignment to duties materially inconsistent with their present duties, responsibilities and status; or a material reduction in their monthly rate of base salary. A change of control occurs for purposes of the Arrangement when more than 50% of the Corporation's common stock is acquired by an entity, person or group.

         The Bank's purpose in entering into the Arrangement with Mr. Barker, Mr. Duffy, Mr. Shafley and certain other officers is to provide these individuals with financial security following a change of control and to provide an additional inducement for them to remain employed by the Bank. With continuation of their employment reasonably assured, the Corporation and its shareholders should be more assured that they will act, with respect to a possible change of control, for the benefit of the Corporation and its shareholders and without concern for their own financial security.

COMPENSATION OF DIRECTORS

         The board of directors of the Bank holds regular monthly meetings. The Bank compensates its directors at the rate of $1,000 per month. The Chairman of the board is paid $2,000 per month. Directors of the Bank who are not executive officers are paid $150 for each committee meeting attended. The Corporation's board of directors meetings customarily coincide with Bank board of directors meetings. No separate cash compensation is paid to directors for Corporation board of directors meetings.

         The directors of the Corporation and Bank may receive stock options under the Corporation's 1991 Stock Option Plan. The number of shares of Common Stock covered by each option equals the number of shares the director could purchase if he had purchased shares with the directors fees that the director earned during the year. The options awarded to the directors are exercisable after six months from the date of grant and expire two years from the date of grant.

AUDIT COMMITTEE REPORT

         The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Security Act of 1933 or the Securities Exchange Act of 1934.

         The Audit Committee reports as follows with respect to the Corporation's audited financial statements for the year ended December 31, 2000 (the "Consolidated Financial Statements"): (1) the Audit Committee has reviewed and discussed the Consolidated Financial Statements with the Corporation's management; (2) the Audit Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Consolidated Financial Statements; (3) the Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Corporation and its related entities) and has discussed with the auditors the auditors' independence from the Corporation; and (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Consolidated Financial Statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE CHARTER

         The Board of Directors and Audit Committee have adopted an Audit Committee Charter.

INDEPENDENCE OF AUDIT COMMITTEE

         During 2000, the Company's Audit Committee was comprised of Mr. Dewey, Mr. Newson, Mr. Poindexter, Mr. Sheldon and Mr. Abbott. Each of these members meets the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The firm of Crowe, Chizek and Company LLP examined and certified the financial statements of the Company for the year ended December 31, 2000. Upon the recommendation of the Audit Committee, the Board of Directors has selected Crowe, Chizek and Company LLP to act as the Company's independent auditors for 2001.

         Audit Fees. The aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered for the audit (including fees related to annual report on Form 10-K and quarterly reports on Form 10-Q) of the Company's financial statements for the year ended December 31, 2000 were $56,600.

         Financial Information Systems Design and Implementation. The aggregate fees billed by Crowe, Chizek and Company LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (relating to financial information systems design and implementation) for the year ended December 31, 2000 were $0.

         All Other Fees. The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP, other than services included above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation" for the year ended December 31, 2000 were $45,120.

         The Audit Committee of the Company believes the services provided by Crowe, Chizek and Company LLP in exchange for the fees set forth above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" are compatible with Crowe, Chizek and Company LLP's independence. Greater than 50% of the hours expended on Crowe, Chizek and Company LLP's engagement to audit the Company's financial statements for the year ended December 31, 2000 were performed by full-time permanent employees of Crowe, Chizek and Company LLP.

         A representative of Crowe, Chizek and Company LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments deemed appropriate.

CERTAIN RELATIONSHIPS

         Directors and officers of the Corporation and members of their immediate families and businesses controlled by them were customers of and had certain transactions with the Bank in the ordinary course of business since January 1, 2000. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates, fees, and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present any unfavorable features.

         During 2000, the Bank retained the services of Mr. Arnold, an attorney, for routine legal matters. These fees were billed at the regular rates charged by Mr. Arnold for services rendered to all of his firm's clients. The fees paid by the Bank did not exceed 5% of the firm's gross revenues for its last fiscal year.

PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at the annual meeting scheduled to be held April 23, 2002, must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 23, 2001. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

         To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors and greater than ten percent beneficial owners.

APPENDIX A

                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                  AUDIT CHARTER

PURPOSE

The board of directors of Commercial National Financial Corporation and its affiliates recognizes that a comprehensive internal control structure is an important component of achieving the overall goals and objectives of the organization. The board of directors has established the Audit Committee for the purpose of governing and overseeing the design and implementation of the internal control structure.

DEFINITION OF INTERNAL CONTROL

Internal control is defined as a process, affected by an entity's board of directors, management, internal auditors, external auditors and other personnel, designed to provide reasonable assurance regarding the achievement of the following objectives:
-    Effectiveness and efficiency of operations
-    Reliability of financial reporting
-    Compliance with applicable laws and regulations

OBJECTIVES

EFFECTIVENESS AND EFFICIENCY OF OPERATIONS

Effectiveness and efficiency of operations includes:
- The ability to monitor progress in achieving profitability and performance goals. This includes the reporting processes used by management and the board to make decisions.
- Safeguarding of resources by ensuring that assets are protected from theft and abuse, are properly recorded and fairly valued.

RELIABILITY OF FINANCIAL REPORTING

The board recognizes its fiduciary responsibility to shareholders, depositors and loan customers; who rely on our financial information to make informed decisions. The accounting practices used by management are to be conservative and in compliance with GAAP and other regulatory guidance. Financial reporting includes but is not limited to:
-    Press releases
-    Annual reports
-    Condensed interim reports
- Regulatory reports filed with the SEC, FDIC, and Federal Reserve and other agencies

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

This objective covers all laws and regulations that management and the board of directors must comply with including GAAP, SEC rules, consumer protection laws, labor laws etc. The goal is to avoid compliance failures that result in:
-    civil or criminal litigation,
-    adverse public relations,
-    loss of customer goodwill, or
- other penalties that restrict management's ability to manage the institution.

STRUCTURE AND RESPONSIBILITIES

Internal control is the responsibility of all employees and personnel associated with Commercial National Financial Corporation. However, the Board of Directors recognizes four distinct groups with special duties and obligations in achieving the objectives of internal control.

AUDIT COMMITTEE

The Audit Committee is to be comprised of a minimum of 5 members of the board of directors. The Committee is expected to meet at least 4 times per year. The Committee shall elect a chairperson and a secretary.

The Committee will operate as follows:
- The Committee shall be comprised of independent members of the board of directors.
-    Management is excluded from membership on the committee.
- The committee should exclude board members that act as a consultant, advisor, promoter, or underwriter of the bank or any of its affiliates.
- Members may not have any extensions of credit from the bank, other than ordinarily offered to any other similar customer.
- Members must comply with independent standards as defined by the Security and Exchange Commission and the Nasdaq.
- The Committee shall annually assess the independence of each member of the Committee.

The Committee members shall demonstrate competence and financial sophistication regarding the financial reporting process. This includes:
-    attending internal and external training sessions,
- possessing skills and expertise in related disciplines such as accounting, finance, banking etc.
- demonstrating the ability to understand fundamental financial statements including balance sheet, income statement and statement of cash flow.

The Committee shall have unrestricted access to internal and external auditors. At each committee meeting, time will be reserved for the Committee to discuss issues without management present.

The Committee is responsible for the selection of internal and external auditors. The Committee should consider competency, independence, scope of testing and the budget.

Internal and external audit functions shall report directly to the Audit Committee. All reports, responses and other correspondence shall be directed to the Committee.

The Committee will be responsible for:
-    reviewing significant accounting policies,
-    reviewing audit conclusions regarding significant accounting estimates,
- establishing the scope of work performed by the internal and external auditors as required by the annual audit in conjunction with the bank's management, internal auditor, and independent public accountant, and
- determining that management has resolved any identifiable material weaknesses in the bank's system of internal controls.

The committee shall keep minutes of all activities and report their activities to the full board of directors.

MANAGEMENT

Management and the board have elected to outsource specific internal audit testing, however, it cannot outsource the responsibility for internal controls. Management is responsible for the day to day internal control environment. Management is primarily responsible for ensuring that the critical elements discussed below are addressed. They are responsible for responding to and correcting all identified weakness in internal controls.

INTERNAL AUDITORS

The Bank has elected to outsource internal audit testing. The internal auditing firm selected should be able to demonstrate competency regarding banking, internal auditing and accounting. They should be able to comply with internal auditing professional standards and are to be independent of management. They are to timely communicate their results in writing and verbally directly to the Audit Committee and to the full board of directors as appropriate.

EXTERNAL AUDITORS

The external auditor is accountable to the board of directors as representatives of the shareholders. The external auditors should be selected based on competency and independence. Competency will include demonstrated experience in auditing financial institutions, and SEC experience. The firm selected will be independent of management, the board of directors and the Corporation. They are to timely communicate their results in writing and verbally directly to the Audit Committee and where appropriate, the full board of directors.

CRITICAL ELEMENTS

CONTROL ENVIRONMENT

Control environment sets the tone for the organization. The control environment includes integrity, ethical values, competence, management's operating style, attention and direction provided by the board of directors. The control environment must encourage people to function within a strong internal control environment, and should encourage people to communicate issues to management.

RISK ASSESSMENT

Risk assessment is the identification and analysis of relevant risks to achieve objectives. It acknowledged that we operate in a dynamic environment that requires constant attention. All parties need to monitor and adjust for changes in external factors (accounting rules, general economic conditions, regulatory environment) and internal factors (computer systems, personnel, lines of business).

REPORTING

Pertinent information must be identified, captured and communicated in a form and time frame that enable people to carry out their responsibilities.

TESTING AND MONITORING

Internal control systems need to be monitored and tested. Monitoring can be accomplished through ongoing evaluations or through separate evaluations. The results of testing will be reported to the audit committee in writing. Management responses will also be in writing.

PROXY           COMMERCIAL NATIONAL FINANCIAL CORPORATION                  PROXY
                       ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 2001

The undersigned acknowledges receipt of notice of and a proxy statement for the annual meeting of shareholders of Commercial National Financial Corporation to be held on APRIL 24, 2001, and hereby appoints Patrick L. Dolan and Bradley M. Simmet, and each of them, proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Commercial National Financial Corporation at the annual meeting of its shareholders to be held on April 24, 2001, and at any adjournment thereof, with all powers which the undersigned would have if personally present. The undersigned hereby instructs Commercial National Financial Corporation to vote any and all shares held for the account of the undersigned under the Commercial National Financial Corporation Dividend Reinvestment Plan in accordance with the specifications, if any, made in this proxy.

1.  Election of Directors:
    [ ] VOTE FOR all nominees (except as   [ ] WITHHOLD AUTHORITY to vote
        marked to the contrary).                  for all nominees listed below.

Richard F. Abbott, Jefferson P. Arnold, Jeffrey S. Barker, Don J. Dewey, Patrick
G. Duffy, David A. Ferguson, Kenneth R. Luneack, Kim C. Newson, Howard D. Poindexter, and Scott E. Sheldon.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

2. Approval of the 2001 Stock Option and Incentive Plan for Commercial National Financial Corporation:

    [ ] VOTE FOR 2001 Plan   [ ] VOTE AGAINST 2001 Plan    [ ] ABSTAIN

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2001
                        STOCK OPTION AND INCENTIVE PLAN.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMERCIAL NATIONAL FINANCIAL CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND FOR APPROVAL OF THE 2001 STOCK OPTION AND INCENTIVE PLAN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Number of Shares:                             Dated:                      , 2001
                 -------------------------          ----------------------


                                             X
                                             -----------------------------------
                                    Signature

                                             X
                                             -----------------------------------
                                    Signature, if held jointly

                                             Please sign exactly as your name(s)
                                             appear(s). Joint owners should each
                                             sign personally. Executors,
                                             administrators, trustees and
                                             persons signing for corporations or
                                             partnerships should give their
                                             title as such. If a corporation,
                                             please sign in full corporate name
                                             by president or authorized officer.
                                             If partnership, please sign in
                                             partnership name by properly
                                             authorized person.

     PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:
                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                  P.O. BOX 280
                           101 NORTH PINE RIVER STREET
                             ITHACA, MICHIGAN 48847